Exhibit 24

(Form of Power of Attorney)

1ST CONSTITUTION BANCORP
POWER OF ATTORNEY
FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Mangano and Joseph M. Reardon, or either of them, as their attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 of 1st Constitution Bancorp registering 315,000 shares of common stock of 1st Constitution Bancorp issuable under the 1st Constitution Bancorp 2005 Equity Incentive Plan, and any and all amendments (whether pre- or post-effective) to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ ROBERT F. MANGANO	President, Chief Executive Officer and	March 16, 2006
Robert F. Mangano	Director
(Principal Executive Officer)

/s/ CHARLES S. CROW, III	Chairman of the Board	March 16, 2006
Charles S. Crow, III

/s/ DAVID C. REED	Director	March 16, 2006
David C. Reed

	Director	March 16, 2006
William M. Rue

/s/ FRANK E. WALSH, III	Director	March 16, 2006
Frank E. Walsh, III

/s/ JOSEPH M. REARDON	Senior Vice President and Treasurer	March 16, 2006
Joseph M. Reardon	(Principal Accounting Officer)